Federal Home Loan Bank
NEW YORK

2022 REPORT TO MEMBERS

Proven Partnership: Today & Tomorrow



2022 FINANCIAL HIGHLIGHTS

(Dollars in millions)	2022	2021	2020	2019	2018
SELECTED BALANCES AT YEAR-END					
Total Assets	$ 157,391	$ 105,358	$ 136,996	$ 162,062	$ 144,381
Advances	115,293	71,536	92,067	100,695	105,179
Investments	39,103	30,898	39,748	56,892	35,741
Mortgage Loans	2,107	2,320	2,900	3,173	2,927
Capital Stock	6,387	4,501	5,367	5,779	6,066
Retained Earnings	2,096	1,931	1,909	1,801	1,694
ANNUAL OPERATING RESULTS					
Net Income	$ 417	$ 266	$ 473	$ 473	$ 560
Dividends Paid	252	244	366	366	417
Dividends Per Share	5.34%	4.69%	6.49%	6.49%	6.66%
PERFORMANCE RATIOS					
Return on Average Equity	6.12%	3.89%	5.59%	6.53%	7.20%
Return on Average Assets	0.34%	0.22%	0.28%	0.32%	0.36%
Period end Equity to Asset	5.30%	6.12%	5.30%	4.65%	5.37%
Net Interest Margin	0.52%	0.45%	0.48%	0.46%	0.52%

Financial results are presented on a GAAP basis for each calendar year. Dividend results shown here are the payments the FHLBNY made during each calendar year, rather than the dividends paid from each calendar year's income. Equity to asset ratio is as of period end. The Federal Home Loan Bank of New York's 2022 annual report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, contains additional information about the FHLBNY's financial performance. The report is available on the FHLBNY's public website, www.fhlbny.com; under the "About Us" tab, select "Investor Relations," and look under the right-hand column labeled "Financial Reports." For a copy of the FHLBNY's Form 10-K, please send a request to fhlbny@fhlbny.com.

The information provided by the Federal Home Loan Bank of New York (FHLBNY) in this communication is set forth for informational purposes only. The information should not be construed as an opinion, recommendation, or solicitation regarding the use of any financial strategy and/or the purchase or sale of any financial instrument. All customers are advised to conduct their own independent due diligence before making any financial decisions. Please note that the past performance of any FHLBNY service or product should not be viewed as a guarantee of future results. Also, the information presented here and/or the services or products provided by the FHLBNY may change at any time without notice.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The FHLBNY cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

A MESSAGE TO OUR MEMBERS

Our closing paragraph in our message to you last year noted the following:

"But we also know that there is always another crisis looming in the distance. This is why our enduring partnership is so critical at all times, not just in stressed markets."

The crisis "looming in the distance" arrived faster than anyone could have predicted. But when it did arrive in March 2023, bringing with it intense market turmoil that roiled the banking industry, resulting in the failures of several large institutions, the strength of partnership the FHLBNY has built with our members was proven once again in those challenging days, as our cooperative continued to serve as a reliable source of funding in the most stressed of markets.

The foundational purpose of the Federal Home Loan Bank System is its liquidity and housing finance mission. The Federal Home Loan Bank System was created by Congress in 1932, at the height of the Great Depression, to help ensure a reliable and readily accessible flow of liquidity to member financial institutions. In March 2023, we saw this very purpose in clear and stark action, as the Federal Home Loan Bank System was continuously able to effectively access the capital markets for funding to meet extraordinary liquidity needs from members across the country. At the FHLBNY, this meant delivering more than $37 billion in new advances to our members between March 10 and March 17, including a single-day record of providing more than $16 billion in new funding on Monday, March 13, and meeting every request received through the end of each business day.

Our liquidity mission drives everything that we do at the FHLBNY. In stable markets, with ample liquidity in the financial system, it can be easy to forget the critical importance of the Federal Home Loan Banks, or to downplay the role of our mission. But twice in the last three years — first at the onset of the COVID-19 pandemic in March 2020, and again three years later during the mid-March madness of 2023 — we have been reminded of how important the stabilizing role of the Federal Home Loan Banks is to our members and the broader economy.

But the Federal Home Loan Banks do not exist solely for times of stress. Rather, the value we provide to our members is our reliability across all operating

FHLBNY Dividend Performance


FHLBNY Dividend
3 Month LIBOR
Fed Funds (Effective Rate)
8%
7%
6%
5%
4%
3%
2%
1%
0%
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22

Diverse Membership


TOTAL MEMBERS
335
COMMERCIAL BANKS - 103
CREDIT UNIONS - 106
THRIFTS - 62
INSURANCE COMPANIES - 46
HOUSING ASSOCIATES - 9
CDFIs - 9

2022 NEW MEMBERS:

AIG Insurance Company - Puerto Rico
Cornerstone Community Federal Credit Union
Municipal Credit Union
Triple-S Advantage, Inc.
United Poles Federal Credit Union
United Surety and Indemnity Company
VAPR Federal Credit Union
Vital Healthcare Capital

Membership data is as of December 31, 2022.

Year-End Business Highlights

ADVANCES OUTSTANDING


$140 B
$120 B
$100 B
$80 B
$60 B
$40 B
$20 B
$0 B
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

LETTERS OF CREDIT (L/Cs) BUSINESS


$25 B
$20 B
$15 B
$10 B
$5 B
$0 B
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

environments. This was clear throughout 2022, with members increasingly accessing FHLBNY advances to help address strong loan growth and heightened deposit volatility, and to enhance their liquidity positions. Throughout the year, we maintained our focus on executing on our liquidity mission, growing advances from $71.5 billion at the start of the year to $115 billion at year-end, an increase of more than 60 percent. This growth was experienced across the Federal Home Loan Bank System, with total Systemwide advances increasing by $468 billion, or 133 percent, in 2022.

Both the steady growth throughout 2022 and the sharp increases for advances experienced over just a few days in March 2023 reflect the System's ability to always meet the needs of our members, however large or small, and whether predictable or sudden. This has been the mission of the Federal Home Loan Banks since our founding, a mission that helps to both stabilize financial markets and support the communities we all serve. It is a mission we are proud to act on today.

Our liquidity mission positions us to make the broadest possible impact on these communities, with our funding flowing through our members into communities across our region, supporting the lending activities that strengthen households, families and small businesses alike. And by acting on this foundational mission, we also better position our cooperative to address the housing component of our purpose through our Affordable Housing Program, which was established by Congress in 1989, and which we fund with 10 percent of our earnings each year. The more income we generate through providing liquidity, the more grant funding we are able to get out the door through the AHP.

In 2022, this meant that we awarded $25.3 million in AHP grants to help fund 30 affordable housing initiatives across our region and beyond, helping to create, rehabilitate or preserve 1,732 units of housing, including 1,201 units dedicated to very low-income housing. These awards will not only help provide housing, but also drive community development: it is anticipated that more than $372 million in housing investments will result from the development of these initiatives. In total, since our first grants went out in 1990, the FHLBNY has, through the AHP, supported more than 2,000 projects with more than $891 million, helping to create or preserve nearly 99,000 units of affordable housing, leveraging an estimated $16.2 billion from other funding sources.

> ***"Our commitment to the communities we serve goes above and beyond the 10 percent of our income we put into the AHP each year. This includes targeted charitable donations intended to address relief efforts or to support initiatives that strengthen these communities."***

In 2022, we also awarded $10.9 million in grants through our Homebuyer Dream Program® (HDP®) — the FHLBNY's homeownership set-aside program, through which we provide up to $10,000 in grants to first-time homebuyers. The HDP offers up to $9,500 per household to assist with down payments and closing costs — expenses that are often a barrier for first-time homeowners. Additionally, the program provides up to $500 towards the cost of homeownership counseling — a key tool in helping prospective buyers achieve homeownership. Throughout 2022, we were honored to work with dozens of our members to help create homeownership opportunities for so many across our region.

Of course, our commitment to the communities we serve goes above and beyond the 10 percent of our income we put into the AHP each year. This includes targeted charitable donations intended to address relief efforts or to support initiatives that strengthen these communities — many of which are highlighted in this Report. For example, in 2022, we provided more than $2 million in such support to an array of organizations and efforts, ranging from $650,000 to support hurricane relief efforts in the Caribbean to donations cumulatively totaling $1.5 million to The Partnership to End Homelessness, The Legal Aid Society, Enterprise Community Partners and the Local Initiatives Support Corporation to support their efforts to provide housing, promote economic equity and support Minority- and Women-Owned Business Enterprises in the housing developer space. We also provided $400,000 in the U.S. Virgin Islands to help increase the capacity of local organizations to address affordable housing and community development needs.

This focus on supporting our communities also extends to our products. Our Community Lending Program advances provide members with a reliable source of funding for projects that create housing, improve business districts and strengthen neighborhoods. Our Business Development Advance, which we relaunched in 2022, offers subsidized funding in the form of interest-

"Our activities throughout 2022 – building and strengthening our relationships with our members, supporting the needs of our communities and housing partners, and continuing to enhance our products and programs and the infrastructure on which we deliver them – positioned the FHLBNY to continue to serve as a stable and reliable source of funding for our members amid a crisis."

rate credits — a zero percent advance to help our members provide funding to qualifying small businesses to promote community and economic growth. These advance products provide yet another opportunity to put the power of our partnership with our members to work in the communities we serve, and deepen the social impact we are able to make in our region.

At the FHLBNY, our key audience has always been our members and our housing partners — the users of our products and programs. We were excited to grow our cooperative by eight new members in 2022. However, in 2022, we — and the entire Federal Home Loan Bank System — saw this audience expand even more throughout the year, driven mainly by the Federal Housing Finance Agency's *FHLBank System at 100: Focusing on the Future* initiative, which the FHFA has undertaken to ensure that the System remains positioned to meet the needs of today and tomorrow. While it remains to be seen what will come from this initiative, the review has made abundantly clear how important the Federal Home Loan Banks are to members and communities across the country. The biggest impact of this initiative has come from the testimonials provided by members and housing partners alike. Through both comments delivered in person at listening sessions and roundtables or submitted in writing for the record, we saw scores of members speak to the importance of Federal Home Loan Bank advances — the vital source of liquidity members know they can rely on in any market environment. We have also seen our housing partners speak to the importance of the funding provided through the AHP and other community development programs, and the real-world impact those dollars have had on households in countless communities. And in the listening sessions that closed the initiative — which came on the heels of the March 2023 market turmoil — we heard how critical our on-demand liquidity was to promoting stability in an unprecedented operating environment.

This is exactly why the Federal Home Loan Banks were created — to provide the liquidity that promotes stability in all operating environments. Because we continue to execute on our liquidity mission in calm markets, we are prepared to meet the challenges presented by times of market stress. Our activities throughout 2022 — building and strengthening our relationships with our members, supporting the needs of our communities and housing partners, and continuing to enhance our products and programs and the infrastructure on which we deliver them — positioned the FHLBNY to continue to serve as a stable and reliable source of funding for our members amid a crisis. For more than 90 years, the FHLBNY has executed on our foundational liquidity mission. We were proud to do so in 2022, and stand ready to continue to do so as we move into the Federal Home Loan Bank System's second century. ■



José R. González
President and CEO



John R. Buran
Board Chair

LIQUIDITY IS THE MISSION AND THE MEANS TO GIVE BACK, COOPERATIVELY

As a key provider of reliable liquidity, our members' business activity is what fuels our ability to further support the local housing and community development needs within the FHLBNY's District, cooperatively. Advance activity is cyclical and in 2022, we saw advance demand return to more normal levels from pandemic lows – a period in which some critics questioned the FHLBank System's relevancy. Our member stakeholders know that this is exactly how the FHLBanks are designed to work: seamlessly expanding or contracting based on our members' needs in any market condition. Time and again, the FHLBank System has proven that our critical mission is essential to providing liquidity to Main Streets across America – ensuring that the FHLBanks play a vital role for the financial services industry and communities nationwide, today and tomorrow.


ACCESS THE CAPITAL MARKETS TO ISSUE OUR DEBT TO PROVIDE WHOLESALE LIQUIDITY
OFFER MEMBERS PRODUCTS, SERVICES AND PROGRAMS
FUND MEMBERS' MORTGAGE BUSINESS WITH OUR MORTGAGE ASSET PROGRAM (MAP®)
DEVOTE AT LEAST 10% OF OUR EARNINGS FOR HOUSING AND COMMUNITY ECONOMIC GRANTS
PAY A REASONABLE DIVIDEND TO OUR MEMBERS FROM EARNINGS
Federal Home Loan Bank
NEW YORK

Our Mission and Vision Statements are a core part of the story we tell our stakeholders, a succinct description of the focus of our franchise and the purpose we proudly serve. In February 2023, our Board of Directors approved updates to these Statements to make our purpose crystal clear.

Mission Statement:	Vision Statement:
To provide members with reliable liquidity in support of housing and local community development.	To safely deploy our member- and investor-supplied capital as a balanced provider of liquidity to members in all operating environments.

"It is a mission that supports our members' ability to make the loans that keep America running, and so, as a FHLBank System, ours is a mission that benefits the entire country. This is the story we all must tell to ensure that the FHLBanks continue to serve as a trusted source of liquidity well into our second century."
- José R. González, President and CEO of the FHLBNY

HOUSING & COMMUNITY DEVELOPMENT

In 2022, the FHLBNY continued to offer its core Community Investment (CI) programs and products, allowing members to support local community development and affordable housing initiatives in the District. Additionally, with guidance from our Board of Directors, the FHLBNY went beyond the statutory program requirements by supporting a wide range of organizations addressing issues including, but not limited to, disaster recovery, legal assistance for low-income families, and advancing the FHLBNY's goals to assist Minority- and Women- Owned Business Enterprise Program (MWBE) organizations to become more successful affordable housing developers and operators. Taken together, these efforts help to empower high-capacity partners to respond to District needs with focus and efficiency.

On November 21, 2022, we announced our 2022 Round of Affordable Housing Program (AHP) General Fund grants — $25.3 million in subsidies were awarded to help fund 30 housing initiatives across our region and beyond. These awards will support the creation or preservation of more than 1,700 units of affordable housing. Participation by 14 members supported these 30 projects through their sponsorship of the AHP application and, of the 30 awardees, 19 received additional support from our members through loans or grants, a result of continued efforts by FHLBNY to strengthen the relationship between our members and the non-profit developers working hard in their communities to provide safe, decent affordable housing. And throughout the year, the CI team worked with 61 members to award $10.9 million to first-time homebuyers via our Homebuyer Dream Program® (HDP) grants, helping to create more than 1,200 homeownership opportunities across our region.

The 2022 AHP Round featured the second year of the Green Building Innovation scoring category, a component of the program that awards points to projects whose energy efficiency designs reach the highest industry standards. Six awardees received Green Building Innovation points for a total of 285 units. We were especially excited to see one project utilize Passive House design standards, one of the most rigorous and difficult to achieve energy efficiency construction models in the industry (a sign of more to come).

The FHLBNY will continue to advance these important mission-driven initiatives into 2023 while responding to new issues as they arise. In conjunction with the Housing Committee of our Board of Directors, and insights and advice from the Affordable Housing Advisory Council (Advisory Council), the CI team will continuously review issues that cut across the FHLBNY's District and impact the constituencies represented by the 15 Advisory Council members. Manufactured housing, accessory dwelling units, and small properties are three key issue areas raised by the Advisory Council that can contribute to increased affordable housing opportunities in the District. The FHLBNY will explore ways to support these proposals and work to address them through statutory or voluntary initiatives. The CI team will also continue to enhance partnerships with Tribal communities in the District, working with our Advisory Council members to grow our network with organizations working for and in Native American communities.

Another key focus area for CI in 2023 is ensuring our support spans the entire District, especially underserved communities and populations in the U.S. Virgin Islands and Puerto Rico. Beginning in 2023, any AHP General Fund project located in either territory will automatically receive six scoring points — a significant measure to recognize the need for more subsidy funds to support affordable housing development in a part of our District that AHP has not effectively reached in recent years.

This scoring component is just one of the ways in which we plan to address this gap. In the first quarter of 2023, staff from the CI and Member Business teams spent a week in Puerto Rico meeting with organizations that were supported with charitable contributions in the wake of Hurricane Fiona to explore ways to strengthen these relationships and support their important work through our suite of programs. Meetings were also held with key representatives from housing finance agencies, FHLBNY members, and a host of affordable housing developers working in both Puerto Rico and the U.S. Virgin Islands to leverage these partnerships to encourage robust participation in the AHP General Fund and Set Aside in 2023. The visit culminated in a training session in San Juan for the AHP General Fund and the HDP, attended by more than 50 representatives from our members, sponsors and housing partners. ■

Historical Housing & Community Lending Program Results

Affordable Housing Program - General Fund

- Awarded more than $891 million in grants, leveraging an estimated $16.2 billion from other funding sources
- Awarded 2,008 affordable housing initiatives consisting of nearly 99,000 new or rehabilitated housing units

Homebuyer Dream Program® & First Home Club℠ Housing Set-Aside Programs

- Provided more than $181 million in grants
- Supported over 22,000 households

Community Lending Program Advances

- More than $20.2 billion in total advances funded
- More than $814 million funded in 2022
- 26 Members took a CLP advance in 2022

Business Development Advance

- More than $25.7 million in total advances funded to support small businesses

Numbers provided are since each program's inception through year-end 2022, unless otherwise noted.

FHLBNY Honored at CAMBA's Night Out



CAMBA, a New York City-based nonprofit that provides a range of supportive services to New Yorkers in need, honored the FHLBNY for our housing and community investment efforts at its annual CAMBA Night Out event. We have long been a partner to CAMBA through AHP, and proudly share their mission of supporting the local community. CAMBA's dedicated support through its programs focused on health, housing, employment and education continue to help communities in New York thrive. This was a true honor for our entire organization, as both an honoree and a supporter as an event sponsor.

To date, CAMBA has been awarded $8,027,500 in financing from the FHLBNY with member bank HSBC. This represents 897 AHP-assisted housing units across six developments, leveraging $390,526,654 in total development costs.

▸ View the 2022 AHAC Annual Report

▸ View the 2023 Targeted Community Lending Plan

Affordable Housing Advisory Council (AHAC)

CHAIR
Maria G. Rodriguez-Collazo
Director of Housing Programs
PathStone Corporation
Ponce, Puerto Rico

VICE CHAIR
Gwen O'Shea
President and CEO
Community Development Corporation of Long Island
Centereach, New York

Staci A. Berger
President and CEO
The Housing and Community Development Network of New Jersey
Trenton, New Jersey

Krystal R. Canady
Chief Executive Officer
The Gateway Family YMCA
Elizabeth, New Jersey

Susan Cotner
Executive Director
Affordable Housing Partnership & Albany Community Land Trust
Albany, New York

Robert Graham
Executive Director
Virgin Islands Housing Authority, St. Thomas, U.S. Virgin Islands

Jacqueline S. Jones
Executive Director
Vineland Housing Authority
Vineland, New Jersey

Lisa Kaseman
Senior Vice President
Development Operations
Conifer LLC
Rochester, New York

Daniel Kelly
President
Community Quest
Egg Harbor Township, New Jersey

Bakari Lee
Member
McManimon, Scotland & Baumann, LLC
Roseland, New Jersey

Retha Leno
Principal
Ladyhawk Consulting, LLC
Hogansburg, New York

Colin D. McKnight
Director, Community Development Programs
Flatley Read, Inc.
Schuylerville, New York

Wayne T. Meyer
Senior Advisor
New Jersey Community Capital
New Brunswick, New Jersey

Carrie Michel-Wynne
Vice President of Strategic Relations
YWCA of Rochester & Monroe County
Rochester, New York

David A. Rowe
Chief Administrative Officer
CAMBA Housing Ventures, Inc.
New York, New York

This list reflects the FHLBNY's AHAC as of December 31, 2022.

CORPORATE SOCIAL RESPONSIBILITY

For over 90 years, we've been consciously committed to serving our members with reliable liquidity. We have long supported economic inclusion, workforce and community development, investment in local nonprofits, and environmental stewardship, while remaining committed to our liquidity mission.



SOCIAL RESPONSIBILITY & IMPACT

At the FHLBNY, we're committed to the success of our members. We consistently strive to innovate in response to member-identified needs, both through our regulated programs (the Affordable Housing Program, the Homebuyer Dream Program®, and the Community Lending Programs) and our discretionary activities endorsed by the Board of Directors of the Federal Home Loan Bank of New York. In 2023, we continue to execute on our liquidity mission while also incorporating climate risk considerations into the FHLBNY's Enterprise Risk Management (ERM) framework. To focus on these climate change risks, in early 2022, the FHLBNY formed an internal, multi-disciplinary working group called the "Green Team." Mitigating climate risk-related issues will be a multi-year effort focusing on the following seven distinct themes: Governance & Policy; Risk Strategy & Appetite; Risk Assessment, Measurement & Analytics; Monitoring & Reporting; Capital Management; Risk Data & Systems; and Risk Operating Model People & Culture. One of the recent Green Team Initiatives includes providing "Green Tips" to employees on how to be more environmentally friendly through a series of slides displayed throughout our FHLBNY offices. We will also continue providing access to financing through small business development and community initiatives, and invest in our communities through corporate philanthropy and employee volunteerism.

Members & Community Impact

While the Affordable Housing Program (AHP) is our flagship program, our commitment to the communities we serve goes above and beyond the 10 percent of our income as mandated by Congress. In 2022, we provided more than $2 million in targeted charitable donations to support initiatives that strengthen our communities and address relief efforts in the Caribbean.

In early 2022, we relaunched our Business Development Advance (BDA) program, which offers subsidized funding in the form of interest-rate credits — a zero percent advance to help our members provide funding to qualifying small businesses to promote community and economic growth. This low-cost financing helped our member, Century Savings Bank, fund $1 million for a local business, Demountable Concepts. The funding allowed Demountable Concepts to complete environmentally friendly equipment upgrades at its Glassboro, New Jersey, facility. These advance products provide yet another opportunity to put the power of our partnership with our members to work in the communities we serve.

President and Co-Owner of Demountable Concepts, Rustin Cassway, shared *"It is critical to the life blood of manufacturers to invest in technology. This funding allowed us to secure three pieces of "state of the art" metal fabricating equipment that will not only support operational efficiencies for Demountable Concepts but will also help lower our energy consumption and shrink our carbon footprint, to the benefit of us all."*



Dave Hanrahan, President, Century Savings Bank (center), the Demountable Concepts team with their President and Co-Owner, Rustin Cassway (center, right), and Adam Goldstein, FHLBNY Chief Business Officer (right, end). Photo Credit: Michael Mroczek.

"We've had the pleasure of knowing Rustin for 20-plus years. It's been great to watch him and his team grow their business. We are proud to have helped with their latest expansion," said Dave Hanrahan, President, Century Savings Bank.

"This is exactly the kind of result we envisioned when we launched the BDA: local lenders accessing their FHLBNY membership to further strengthen their relationships with small business clients," said Adam Goldstein, FHLBNY Chief Business Officer. *"We created the BDA in close collaboration with our members, including significant input from Century Savings Bank, and we are thrilled to see the program in action to the benefit of Demountable Concepts and the South Jersey business community."*

Uplifting Communities & Investing In Sustainable Solutions

As part of our commitment to providing liquidity in support of creating access to affordable housing opportunities for all, we were pleased to award a $500,000 grant to Enterprise Community Partners, a national nonprofit that exists to make a good home possible for the millions of families without one.

Enterprise allocated $350,000 of the grant to support its Asset Management University (AMU), a unique program that offers training and learning resources for affordable housing operators in New York, with the aim of better equipping them to oversee the financial, physical, and operational health of their housing portfolios. FHLBNY's support enabled Enterprise to offer AMU as an 18-month training program to approximately 25 affordable housing operators across New York State, beginning in 2023. Additionally, in selecting participants for AMU, Enterprise prioritized housing organizations led by Black, Indigenous, and People of Color (BIPOC) developers.

"Between a lack of resources, unequal access to training, and a long history of systemic racism in housing, there are so many obstacles and challenges that hinder the work of affordable housing developers, especially those that are BIPOC-led," said Baaba Halm, Vice President and New York market leader at Enterprise. *"Because of this generous grant, we can engage more BIPOC-led groups and ensure that affordable housing operators are more adequately prepared for the demands and nuances of this work. Ultimately, we hope that these grants will foster far-reaching positive outcomes for New York affordable housing developers and the communities they serve, and we are so thankful to the Federal Home Loan Bank of New York for their support."*

The remaining $150,000 of the grant was designated to support Equitable Path Forward (EPF), Enterprise's $3.5 billion national initiative to advance racial equity in affordable housing and real estate development. The grant enhanced Enterprise's EPF advisory services in New York State. It will fund 2-3 affordable housing developers led by BIPOC housing providers to assess operational and portfolio challenges and develop a scope of work to address the issues. The funds will also engage 2-3 new BIPOC-led affordable housing organizations in upstate New York, providing technical assistance and consulting support for their most challenging organizational or portfolio issues.

José R. González, President and CEO of the FHLBNY, said, *"Creating access to affordable housing opportunities for all New Yorkers is central to the mission of the Federal Home Loan Bank of New York. The work that Enterprise Community Partners continues to do across New York is essential, and we are proud to support their efforts. Enterprise's work will help ensure affordable housing that is not only more accessible but representative of the communities it strengthens. This more inclusive approach to the entire housing process will create a stronger foundation from which we can all grow."*



Asset Management University training for MWBE developers on financial management, improving operations, and how to plan for growth and turnover.

Supporting Stable Homeownership

Staying true to our mission, the FHLBNY gifted a charitable contribution to the Legal Aid Society to advance housing and economic justice for its client communities. The Legal Aid Society exists for one simple yet powerful reason: to ensure that New Yorkers are not denied their right to equal justice because of poverty.

A portion of the grant helped expand the recently launched Economic Equities Project, which protects low-income New Yorkers' economic equity. The Economic Equities Project encompasses all of Legal Aid's economic justice units, including the Foreclosure Prevention Project, Community Development Project, Consumer Law Project, and Low-Income Taxpayer Unit. Under one department, the Economic Equities Project coordinates with the housing practice and other areas within the Civil Practice to address systemic legal issues affecting the economic rights and well-being of Legal Aid clients. Over the last five years, the Consumer Law Project has worked on over 2,600 cases, and the Foreclosure Prevention Project has served over 1,300 clients, achieving positive outcomes for many households. Since the COVID-19 pandemic, the Community Development Project and Low-Income Taxpayer Unit have assisted approximately 2,000 microentrepreneurs/nonprofits and 400 taxpayers, respectively.

"Protecting economic equity is paramount to empowering New Yorkers and preserving and building generational wealth," said Tashi Lhewa, director of the Economic Equities Project at The Legal Aid Society. *"We have seen entire communities, such as southeast Queens and the North Bronx, impacted by foreclosures and housing instability. Many of our clients have lost equity that should have stayed within their families. We want to ensure families can determine what they can keep in their family and pass on to another, protecting wealth and equity transfers from one generation to another."*

The remaining portion of the grant was used to fund two new attorney positions to help low-income New Yorkers impacted by housing instability preserve their assets and long-term economic prospects. These two new attorneys will play an instrumental role in assisting clients to save their homes.

"We thank FHLBNY for their generous grant that will help continue our fight for economic opportunity and housing justice for our clients," said Adriene Holder, chief attorney of the Civil Practice of The Legal Aid Society. *"This funding will be instrumental for our work protecting homeowners' property and economic equity, which is critical to building long-term prosperity and generational wealth for client communities."*

"At the Federal Home Loan Bank of New York, we know the importance of creating and preserving access to housing opportunities," said José R. González, President and CEO of the FHLBNY. *"It is our belief that a stable home is the foundation from which we grow as individuals, families, and communities. The Legal Aid Society is vital in protecting housing stability for so many New Yorkers, and the FHLBNY is proud to support these efforts."*

Disaster Recovery Response

In response to Hurricane Fiona, the FHLBNY provided a charitable contribution to the Fundación Comunitaria de Puerto Rico. The contribution supported several initiatives, including Plenitud Iniciativas Eco-Educativas, an organization anchored in one of the most vulnerable municipalities on the archipelago, Las Marias, a primarily rural community in the central-western mountainous region of Puerto Rico.

Plenitud used part of the amount granted to connect the community kitchens' demand to the available supply of local farmers, stimulating a local economy and serving between 125-150 meals per day. They delivered grocery bags to families and the elderly and implemented a water harvesting system.



"We are thankful for the generous donation gifted by the FHLBNY," said Carla Haeussler, Executive Director, MMM Foundation. *"100% of the donation is used to provide direct assistance to the many families on our beloved island that were devastated by Hurricane Fiona and help them get back on their feet. We appreciate and value the FHLBNY support in joining efforts with the Foundation to improve the quality of life and housing to those in need."*

Continuing our responsive support in the wake of Hurricane Fiona, the FHLBNY donated charitable funds to the Hispanic Federation. The donation supported several initiatives, including Ponce Neighborhood Housing Services, Inc., an organization dedicated to providing community services and housing counseling to the people of the south and center of Puerto Rico.

Ponce Neighborhood Services, Inc., used a portion of the amount granted to mobilize resources and volunteers to deliver food, water, and supplies to the people of Ponce, as well as set up a community kitchen.

"Five years after Hurricane Maria, Hurricane Fiona once again left Puerto Rican and Dominican families struggling to access the basic needs we take for granted, including food, water, shelter, electricity and so much more," said Frankie Miranda. President and CEO of Hispanic Federation. *"With support from organizations like the Federal Home Loan Bank of New York, we were able to work rapidly and support families immediately after the hurricane. Together, we're not just recovering from the crisis, but building stronger and more resilient communities."* ■

ORGANIZATION	GRANTED
Enterprise Community Partners	$500,000
FHLBNY funding will allow Enterprise to re-launch a previously successful initiative called Asset Management University, which trains MWBE developers on financial management, including improving operations, and how to plan for growth and staff turnover.	
	$400,000
FHLBNY funds will allow Enterprise to launch its USVI Capacity Building Program to support capacity building and promote growth in the territory's affordable housing ecosystem. Funds will be used for technical assistance grants and program staff labor and travel.	
(Esp) Fundación MMM | (Eng) MMM Foundation	$100,000
Continuation of Hurricane Fiona disaster recovery efforts — including being able to complete home repairs as inflation, limited resources, and supply chain issues have resulted in higher costs of home repairs.	
	$50,000
FHLBNY funds will support disaster recovery efforts in the wake of Hurricane Fiona, including furniture replacement and home repairs.	
(Esp) Fundación Comunitaria de Puerto Rico (FCPR) (Eng) Puerto Rico Community Foundation (PRCF)	$200,000
FHLBNY funds were used to support disaster recovery efforts in the wake of Hurricane Fiona and focused on strengthening the capacity of non-profit organizations (NPOs) to be effective first responders. PRCF deploys its main goal through five key areas: 1) food and agriculture; 2) water; 3) NPOs continuity of services; 4) energy; 5) health.	
Hispanic Federation	$200,000
FHLBNY funds were used for the organization's disaster response and recovery work in the wake of Hurricane Fiona in Puerto Rico, as well as for climate resiliency initiatives in the territory, including solarization efforts.	
Legal Aid Society	$250,000
To help the organization establish an Economic Equity unit that will provide foreclosure-prevention and estate-planning services for minority homeowners. FHLBNY funding will allow the group to recruit specialized support staff to serve vulnerable communities across New York City.	
Local Initiatives Support Corporation (LISC) Newark	$500,000
FHLBNY contributed to LISC's Affordable Housing Ecosystem Building Fund, which provides pre-development financing to MWBE developers, particularly those working on smaller projects less likely to attract other funding sources. The contribution will support a revolving loan fund serving organizations in LISC's core service area of Newark, Jersey City, and nearby communities.	
Taller Salud	$50,000
In response to Hurricane Fiona, Taller Salud used FHLBNY funding to open four community kitchens, provide water, basic food items, (cooking) gas, and replace home appliances and mattresses. They also participated in cleanup efforts and distributed rodent and mosquito repellants.	
	$50,000
FHLBNY funds will support the continuation of Hurricane Fiona disaster recovery efforts, including cleanup and distribution of mosquito repellent, hygiene products, (cooking) gas, water, food, etc.	
The Partnership to End Homelessness	$250,000
FHLBNY funds will support the expansion of its Save Homes Fund, a homelessness prevention program, including rental and financial assistance (e.g., rent arrears) as well as crisis, counseling, and education services. This initiative, operating in all New York City boroughs, is designed to help prevent homelessness and the costs it entails for families and government agencies.	

$2.5+ M

IN SUPPORT TO CHARITIES IN 2022

Other FHLBNY Mission-Related Activities

The FHLBNY typically makes charitable contributions to organizations deemed to be highly reputable and who provide vital services. The foregone interest and fee income, as well as the charitable contributions, are above and beyond the annual income contribution to the AHP grants and advances offered under these programs.

FHLBNY'S CULTURE OF GIVING BACK

At the FHLBNY, we're dedicated to serving our employees by cultivating a purpose-driven culture that is built on trust, integrity, diversity and inclusion, collaboration, and teamwork. We are committed to attracting and retaining an engaged workforce by offering a comprehensive benefits package focused on improving the overall well-being of our employees and offering a culture rooted in continuous learning that fosters inclusion. We're committed to providing our employees with a great workplace and offer a hybrid environment to support work/life balance.





Employee Resource Groups

The FHLBNY has several employee-led resource groups dedicated to connecting employees by offering various events and team-building activities that promote an employee-focused culture and reflect our "Let's Give Back" theme. Our engagement activities in 2022 included Employee Appreciation Days, Habitat for Humanity, Walk for Wellness, American Cancer Society Breast Cancer Awareness Walk, and much more.











2022 BOARD OF DIRECTORS



PICTURED LEFT TO RIGHT

David R. Huber*
President
Huber Advisory Services LLC
Long Branch, New Jersey

Rev. DeForest B. Soaries, Jr.*#
President & Chief Executive Officer
Corporate Community Connections, Inc.
Somerset, New Jersey

Danelle M. Barrett*
Retired Rear Admiral
United States Navy
Buffalo, New York

Carlos J. Vázquez+
Senior Executive Vice President
Banco Popular de Puerto Rico
San Juan, Puerto Rico

Ángela Weyne*
Former Commissioner of Insurance
Commonwealth of Puerto Rico
San Juan, Puerto Rico

Gerald L. Reeves+
Director
Sturdy Savings Bank
Stone Harbor, New Jersey

Charles E. Kilbourne, III*#
Managing Director
Financial Services Volunteer Corps
New York, New York

CHAIR
John R. Buran+
Director, President & CEO
Flushing Bank
Uniondale, New York

VICE CHAIR
Larry E. Thompson*
Former Vice Chairman
The Depository Trust & Clearing Corporation
New York, New York

Richard S. Mroz*
Managing Director
Resolute Strategies, LLC
Haddonfield, New Jersey

Thomas J. Kemly+
President, Chief Executive Officer & Director
Columbia Bank
North Fair Lawn, New Jersey

David J. Nasca+
Director, President & Chief Executive Officer
Evans Bank, N.A.
Hamburg, New York

Stephen S. Romaine+
Chief Executive Officer & Director
Tompkins Community Bank
Ithaca, New York

Kenneth J. Mahon+
Executive Chairman
Dime Community Bank
Brooklyn, New York

Christopher P. Martin+
Executive Chairman
Provident Bank
Iselin, New Jersey

Thomas R. Cangemi+
President, CEO & Director
Flagstar Bank, N.A.
Hicksville, NY

Josie J. Thomas*
Retired Executive
ViacomCBS
New York, New York

Thomas L. Hoy+ *(not pictured)*
Chairman
Glens Falls National Bank & Trust Company
Glens Falls, New York

+ Member Director
** Independent Director*
 # Public Interest Director

This list reflects the FHLBNY's Board of Directors as of December 31, 2022. After serving for more than 20 years, Director Mroz' service on the Board ended on December 31, 2022.

2022 EXECUTIVE LEADERSHIP



PICTURED LEFT TO RIGHT

Brian Finnegan
Vice President
Corporate Secretary and Bank Relations

Kevin Neylan
Senior Vice President
Chief Financial Officer

Michael A. Volpe
Senior Vice President
Chief Bank Operations Officer

Phil Scott
Senior Vice President
Chief Capital Markets Officer

Adam Goldstein
Senior Vice President
Chief Business Officer

PRESIDENT
José R. González
President
Chief Executive Officer

Edwin Artuz
Senior Vice President
Chief Administrative Officer
Director of Diversity & Inclusion

Melody Feinberg
Senior Vice President
Chief Risk Officer

Jonathan West
Senior Vice President
Chief Legal Officer

Michael Radziemski
Senior Vice President
Chief Information Officer

Stephen Angelo
Senior Vice President
Chief Audit Officer

This list reflects the FHLBNY Executive Leadership as of December 31, 2022, and remains current as of the date of publication.

Welcome to Our New 2023 Board Members

Melba I. Acosta*
Counsel
McConnell Valdés LLC
San Juan, Puerto Rico

Ira Robbins+
CEO & Chairman
Valley National Bank
Wayne, New Jersey

+ Member Director
** Independent Director*

FEDERAL HOME LOAN BANK OF NEW YORK

101 PARK AVENUE, NEW YORK, NY 10178-0601

212.681.6000 • WWW.FHLBNY.COM